[Form of Underwriting Agreement]

MEDIATECH INVESTMENT CORP.

_________ Shares

Common Stock
($.01 par value per Share)

UNDERWRITING AGREEMENT

___________, 2007

FINAL DRAFT

UNDERWRITING AGREEMENT

___________, 2007

UBS SECURITIES LLC, as Representative of the
several underwriters named in Schedule A

c/o UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

MediaTech Investment Corp., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom UBS Securities LLC is acting as representative, an aggregate of _________ shares of common stock, $.01 par value per share (the “Common Stock”), of the Company, consisting of _________ shares (the “Firm Shares”) and at the option of the Underwriters solely for the purpose of covering over-allotments, an additional _______ shares (the “Additional Shares” and together with the Firm Shares, the “Shares”) of Common Stock to be issued and sold by the Company. The Shares are described in the Prospectus, which is referred to below.

The Company hereby acknowledges that, in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to __________ Firm Shares, or ____% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-143279) (the “registration statement”), including a prospectus relating to the Shares. Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

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Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the exhibits and schedules thereto, at the time it become effective (the “Effective Time”), including the information, if any, deemed to be a part of the registration statement at the time of the Effective Time pursuant to Rule 430A and Rule 497 under the Act.

The Company has furnished to UBS Securities LLC, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, the preliminary prospectus, dated as of _______________, 2007, included in the Registration Statement at the Effective Time.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, dated as of _______________, 2007, filed by the Company with the Commission pursuant to Rule 497 under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to UBS Securities LLC for use by the Underwriters and by dealers in connection with the offering of the Shares.

As used in this Agreement, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. [____]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.

The Company has entered into an investment advisory agreement, dated as of _______________, 2007 (the “Investment Advisory Agreement”) and an administration agreement dated _______________, 2007 (the “Administration Agreement”), each with MediaTech Investment Management, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

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The Company, the Advisor and the Underwriters agree as follows:

1.     Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $_______ per Share. The Company is advised by UBS Securities LLC that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in the judgment of UBS Securities LLC is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. UBS Securities LLC may from time to time increase or decrease the public offering price after the initial public offering to such extent as it may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by UBS Securities LLC on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS Securities LLC may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

2.     Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to UBS Securities LLC through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on __________, 200_ (unless another time shall be agreed to by UBS Securities LLC and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to UBS Securities LLC at the time of purchase in such names and in such denominations as UBS Securities LLC shall specify.

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Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to UBS Securities LLC at the additional time of purchase in such names and in such denominations as UBS Securities LLC shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Nelson Mullins Riley & Scarborough LLP at 101 Constitution Avenue, N.W., Suite 900, Washington, D.C. 20001, at 9:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.     Representations and Warranties of the Company and the Adviser. Each of the Company and the Adviser represents and warrants to and agrees with each of the Underwriters that:

(a)     the Registration Statement has been declared effective by the Commission or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Act;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement did not, when it became effective, does not and will not, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus complied in all material respects with the requirements of the Act and did not, as of ____ p.m. on the date hereof (the “Applicable Time”), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and at the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and will not, as of its date and at the time of purchase and any additional time of purchase, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company has not distributed and will not distribute, prior to the later of the time of purchase, the final additional time of purchase (if applicable) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the public offering and sale of the Shares other than a Pre-Pricing Prospectus, the Prospectus, the Registration Statement, or any material complying with Rule 482 under the Act;

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    (c)     (i) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus; the Company has not, directly or indirectly, used or referred to any “free writing prospectus,” as that term is defined under Rule 405 under the Act, other than as permitted under the Act.

(ii) none of the Company, the Adviser or any of their respective affiliates has solicited or will solicit any offer to buy any shares of Common Stock, and none of them has offered or will offer to sell any shares of Common Stock by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any private placement of Common Stock occurring concurrent with or immediately prior to the offering hereunder (“Private Placement”); the Company and the Adviser have solicited and will solicit offers to buy shares of Common Stock in connection with any Private Placement only from, and has offered and will offer, sell or deliver such shares only to, Accredited Investors (within the meaning of Regulation D); the Company will sell shares of Common Stock in a Private Placement only to persons that have provided to the Company a fully completed and executed subscription agreement in a form reasonably acceptable to UBS Securities LLC.

(d)     as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Pre-Pricing Prospectus and the Prospectus entitled “Capitalization,” and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Prospectus entitled “Capitalization” (subject, in the case of the time of purchase and in the event that the time of purchase and the additional time of purchase occur concurrently, to the issuance of the Additional Shares, and subject, in the case of the additional time of purchase, to the issuance of the Additional Shares); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Global Market (the “NASDAQ”);

(e)     the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

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(f)     the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company or (ii) prevent or materially interfere with the issuance and sale of the Shares contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(g)     the Company has no subsidiaries as such term is defined under the Act;

(h)     the Shares have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(i)     the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; and the certificates for the Shares are in due and proper form;

(j)     this Agreement, the Investment Advisory Agreement and the Administration Agreement each have been duly authorized, executed and delivered by the Company;

(k)     the Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws, certificate of formation, limited liability company operating agreement or other organizational documents of the Company or the Advisor, as applicable, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (C) any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule, or (E) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (F) any decree, judgment or order applicable to it or any of its properties except, with respect to clauses (B) and (C) to the extent that such contravention would not have a Material Adverse Effect;

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(l)  the execution, delivery and performance of this Agreement, the issuance and sale of the Shares, the use of the proceeds of the sale as described in the Prospectus, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the charter, bylaws, certificate of formation, limited liability company operating agreement or other organizational documents of the Company or the Adviser, as applicable, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (C) any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of its properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule, or (E) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (F) any decree, judgment or order applicable to the Company or any of its properties, except, with respect to clauses (B) and (C), to the extent that such contravention would not have a Material Adverse Effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement;

(m)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ, except with respect to approval of listing of the Shares), or approval of the stockholders of the Company (except with respect to stockholder approval of the Investment Advisers Agreement), is required in connection with the issuance and sale of the Shares, the use of the proceeds of the sale as described in the Prospectus, or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any 462(b) Registration Statement, will be effected in accordance herewith), (ii) the Exchange Act Registration Statement, (iii) election to be regulated under the 1940 Act, (iv) registration under the Investment Advisers Act of 1940; (v) filings with the commission pursuant to Rule 497 under the Act, (vi) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (vii) under the Conduct Rules of FINRA;

(n)     except as described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

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(o)     the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(p)     there are no legal or governmental actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, have a Material Adverse Effect;

(q)     Ernst & Young, LLP, whose report on the consolidated financial statements of the Company is included in the Registration Statement and the Prospectus, are and, during the periods covered by their reports included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, were independent registered public accountants as required by the Act and the rules and regulations of the Public Company Accounting Oversight Board;

(r)     the financial statements included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the financial statements; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Act;

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(s)     subsequent to the date of the Pre-Pricing Prospectus and the Prospectus (excluding any amendments or supplements thereto made after the execution of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any change in the capital stock or material change in outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, in each case other than as contemplated in the Pre-Pricing Prospectus and the Prospectus;

(t)     the Company has elected to be regulated as a “business development company” (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission;

(u)     the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder;

(v)     the approval by each of the board of directors and the sole initial stockholder of the Company of the Investment Advisory Agreement has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(w)     except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(x)     the Company’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the Code of Federal Regulations (“CFR”)) applicable to business development companies and, after giving effect to the issuance and sale of the Firm Shares and the Optional Shares, will be in compliance in all material respects with such provisions and rules and regulations (as set forth in the CFR);

(y)     the provisions of the corporate charter and Bylaws of the Company and the investment objective, policies and restrictions described in, the Pre-Pricing Prospectus and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to a BDC;

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(z)     the Company does not currently own or lease any real or personal property;

(aa)    the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks, (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus as being owned or licensed by it or which are necessary for the conduct of its business as currently conducted or as proposed to be conducted (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement or the Pre-Pricing Prospectus, the Company has not received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would have a Material Adverse Effect;

(bb)            the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company;

(cc)    the Company and its properties, assets and operations are in compliance with, and the Company holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

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(dd)    all tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company has been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ee)     the Company maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(ff)     the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pre-Pricing Prospectus, and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(gg)    the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh)    the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and its officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

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(ii)     all statistical or market-related data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(jj)     neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”);

(kk)     the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ll)     the Company is not a lender (other than for trade payables) to nor owns any equity interests in any entity, including, without limitation, the entities listed in the Initial Investment Portfolio (as defined in the Prospectus) in the Pre-Pricing Prospectus and the Prospectus, that is subject to sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”);

(mm)           neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(nn)            the Company does not do business with the government of Cuba within the meaning of Section 517.075, Florida Statutes;

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(oo)            the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(pp)            except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(qq)            neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(rr)              to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus;

(ss)             the statements set forth in the Pre-Pricing Prospectus and the Prospectus under the caption “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Material U.S. Federal Income Tax Considerations” and “Regulation as a Business Development Company,” insofar as they purport to describe the provisions of the laws referred to therein, and under the captions “Business - Initial Investment Portfolio - Initial Portfolio” and “Investment Adviser,” insofar as they purport to describe the provisions of the documents referred to therein, are accurate and complete in all material respects;

(tt)     the Company has not, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any officer or director of the Company that are or would be in violation of Section 402 of the Sarbanes-Oxley Act of 2004;

(uu)            the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), the form set forth as Exhibit C hereto, of each of the individuals listed in Schedule B hereto;

[(vv)           the Registration Statement, the Pre-Pricing Prospectus and the Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Pre-Pricing Prospectus or the Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered;] and

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(ww)     the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its products or services.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.     Representations and Warranties of the Adviser. The Adviser represents and warrants to the Underwriters that:

(a)     the Adviser has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, with full power and authority to conduct all of the activities conducted by it, to own, lease or operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and to execute and deliver this Agreement;

(b)     the Adviser is duly qualified to do business and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect on the business, financial condition, capitalization or regulatory status of the Adviser, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect”);

(c)     the Adviser is (i) duly registered as an Adviser under the Advisers Act, and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as the Adviser for the Company as contemplated by the Investment Advisory Agreement, the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and there does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(d)     there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser or any of its officers or members are or would be a party or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

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(e)     the Adviser is not in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its certificate of formation or limited liability company operating agreement, or (ii) any material agreement to which it is a party or by which any of its properties may be bound of affected, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or its properties;

(f)     this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly and validly authorized, executed and delivered by the Adviser; this Agreement, the Investment Advisory Agreement and the Administration Agreement do not violate any of the applicable provisions of the Investment Company Act or the Advisers Act;

(g)     the Adviser has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement and under this Agreement, the Investment Advisory Agreement and the Administration Agreement;

(h)     neither (i) the execution and delivery by the Adviser of this Agreement, the Advisory Agreement or the Administration Agreement nor (ii) the consummation by the Adviser of the transactions contemplated by, or the performance of its obligations herein or therein will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which, with notice, lapse of time or both, would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Adviser pursuant to) (A) the organizational documents of the Adviser, (B) any material agreement to which it is a party or by which any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or (E) any decree, judgment or order applicable to the Adviser except, with respect to clauses (B) and (C), to the extent that such contravention would not have an Advisor Material Adverse Effect;

(i)     no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ) is required for the consummation of the transactions contemplated in, or the performance by the Adviser of its obligations under this Agreement or the Investment Advisory Agreement and Administration Agreement, except (i) such as have been obtained under the Act, the Investment Company Act, or the Advisers Act and (ii) such as may be required under state securities or blue sky laws;

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(j)     the description of the Adviser and its business and the statements attributable to the Adviser in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus comply with the requirements of the Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(k)     subsequent to the date of the Pre-Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization or regulatory status of the Adviser, or that would otherwise prevent the Adviser from carrying out its respective obligations under the Investment Advisory Agreement or the Administration Agreement, as appropriate;

(l)     [the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company or the Adviser, as applicable, plans to terminate employment with the Company or the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not have a Material Adverse Effect or an Adviser Material Adverse Effect;]

(m)     except for stabilization activities conducted by the Underwriters and the issuance or purchase of Shares pursuant to the Company's Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Company as set forth in the Prospectus, the Adviser has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock in violation of applicable federal securities laws.

(n)     the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization; and

(o)     the Adviser maintains and will cause any sub-administrator to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(p)     neither the Adviser nor, to the knowledge of the Adviser, any director, officer, employee or affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act;

(q)     the operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Adviser with respect to the Money Laundering Laws is pending or, to the Adviser’s knowledge, threatened;

(r)     the Adviser is not a lender (other than for trade payables) to and does not own any equity interests in any entity, including, without limitation, the entities listed on the Schedule of Investments contained in the Pre-Pricing Prospectus and the Prospectus that is subject to sanctions administered by OFAC;

(s)     neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Adviser is currently subject to any U.S. sanctions administered by OFAC; and

(t)     the Adviser does not do business with the government of Cuba within the meaning of Section 517.075, Florida Statutes.

In addition, any certificate signed by any officer of the Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Adviser, as to matters covered thereby, to each Underwriter.

5.     Certain Covenants of the Company and the Adviser. Each of the Company and the Adviser hereby jointly and severally agrees:

(a)     to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as UBS Securities LLC may designate and to maintain such qualifications in effect so long as UBS Securities LLC may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares); and to promptly advise UBS Securities LLC of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)     to make available to the Underwriters in New York City, as soon as reasonably practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver, in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

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(c)     if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise UBS Securities LLC promptly and, if requested by UBS Securities LLC, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497(h) under the Act (which the Company agrees to file in a timely manner in accordance with such Rule);

(d)     to advise UBS Securities LLC promptly, and, if requested, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise UBS Securities LLC promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and to provide UBS Securities LLC and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which UBS Securities LLC shall reasonably object in writing;

(e)     subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered in connection with any sale of Shares; and to provide UBS Securities LLC, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which UBS Securities LLC shall have objected in writing; and to promptly notify UBS Securities LLC of such filing;

(f)     if necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

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(g)     to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each such case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h)     to make generally available to its security holders, and to deliver to UBS Securities LLC, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than __________, 2008;

(i)     to furnish to UBS Securities LLC four (4) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

(j)     to furnish to UBS Securities LLC as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two (2) business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(b) hereof;

(k)     to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Pre-Pricing Prospectus and the Prospectus;

[(l)     to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of the Pre-Pricing Prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, and (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the offer and sale of the Reserved Shares, including all costs and expenses of UBS-FinSve and the Underwriters, including the reasonable fees and disbursement of counsel for the Underwriters, and (xii) the performance of the Company’s other obligations hereunder; it is understood, however, that, except as provided in paragraphs (iv) and (vi) to this Section 5(l) and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connection with any offers they may make;]

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(m)     beginning on the date hereof and ending on, and including, the date that is one hundred eighty (180) days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS Securities LLC, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase the foregoing, or (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement and, (B) issuances of Common Stock as contemplated in the Registration Statement (excluding the exhibits thereto); provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(m) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

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(n)     not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(o)     the Company will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(p)     to use its best efforts to cause the Common Stock to be listed on the NASDAQ and to maintain such listing;

(q)     to maintain a custodian and a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(r)     to use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision;

(s)     to operate in a manner so as to enable the Company to qualify as a regulated investment company under the Code for each taxable year during which it elects to be treated as a BDC under the Investment Company Act; provided, however, that at the discretion of the Company’s board of directors, it may elect to not be so treated; and

(t)     to cause each Directed Share Participant to execute a Lock-Up Agreement and otherwise to cause the Reserved Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Shares during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

[6.     Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.]

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7.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)     The Company shall furnish to UBS Securities LLC at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS Securities LLC, substantially in the form set forth in Exhibit A hereto.

(b)     UBS Securities LLC shall have received from Ernst & Young LLP letters dated, respectively, the date of the Pre-Pricing Prospectus, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS Securities LLC.

(c)     UBS Securities LLC shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS Securities LLC.

(d)     No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which UBS Securities LLC shall have objected in writing.

(e)     The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission pursuant to Rule 497(h) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(f)     Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) neither the Prospectus, nor the Pre-Pricing Prospectus, nor any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

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(g)     Each of the Company and the Adviser will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to UBS Securities LLC a certificate of its Chief Executive Officer and its Chief Financial Officer dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B-1 and Exhibit B-2 hereto, respectively.

(h)     The Company shall have furnished or caused to be furnished to UBS Securities LLC at such Time of Delivery certificates from appropriate officials evidencing the good standing of the Company in Maryland.

(i)     The Shares shall have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(j)     UBS Securities LLC shall have received each of the signed Lock-Up Agreements referred to in Section 3(uu) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k)     Provided that the Underwriters will have used their best efforts to receive a “no objections” statement from FINRA, FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

8.     Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Securities LLC, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Pre-Pricing Prospectus and the Prospectus there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, which would, in the sole judgment of UBS Securities LLC, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (b) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of UBS Securities LLC, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

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If UBS Securities LLC elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(l), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.     Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as UBS Securities LLC may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by UBS Securities LLC with the approval of the Company or selected by the Company with the approval of UBS Securities LLC).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or UBS Securities LLC shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

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The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.     Indemnity and Contribution.

(a)     Each of the Company and the Adviser agrees jointly and severally to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the “Control Person”), and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, any such Control Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Pre-Pricing Prospectus, the Prospectus and any amendments or supplements to the foregoing), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; or (iii) the Directed Share Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

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Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, each of the Company and the Adviser agrees jointly and severally to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided, however, that the Company and the Adviser shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. Section 10(d) shall apply equally to any Proceeding (as defined below) brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company or the Adviser pursuant to the immediately preceding sentence, except that the Company and the Adviser shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 10(a), in any such Proceeding.

(b)     Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Adviser, their respective directors and officers and any Control Person of the Company or the Adviser, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Adviser or any such Control Person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company, directly or indirectly, expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company, directly or indirectly, expressly for use in, a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

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(c)     If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Adviser, an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

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(d)     If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Adviser, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)     The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

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(f)     The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any Control Person (including each partner, officer or director of such person) of an Underwriter or by or on behalf of the Company or the Adviser, its directors or officers or any Control Person of the Company or the Adviser, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Adviser, against any of the Company’s or the Adviser’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Pre-Pricing Prospectus or the Prospectus.

(g)     Notwithstanding any other provision of this Section 10, no party shall be entitled to indemnification or contribution under this Agreement, in violation of Section 17(i) of the Investment Company Act.

11.     Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in paragraphs [__________] under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3(b) and 10 hereof.

12.     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York New York 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at 1900 Avenue of the Stars, Suite 2701, Los Angeles, California 90067; Attention: Steven Schneider; Facsimile: (310) 777-5901. With a copy to (which shall not constitute notice): Sutherland Asbil & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004; Attention: Cynthia M. Krus, Esq.; Facsimile: (202) 637-3593.

13.     Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

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14.     Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15.     Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.     No Fiduciary Relationship. The Company and the Investment Adviser hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Investment Adviser further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or the Investment Adviser, or their respective managements, stockholders or creditors, or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Investment Adviser, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Investment Adviser hereby confirm their respective understanding and agreement to that effect. The Company, the Adviser and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Adviser hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Adviser may have against the Underwriters with respect to any breach or alleged breach of any fiduciary duty to the Company or the Adviser in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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17.     Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.     Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

19.     Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

MEDIATECH INVESTMENT CORP.

By:
Name:
Title:

MEDIATECH INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

FINAL DRAFT

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A.

UBS SECURITIES LLC

By: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE A

Underwriter	Number of Firm Shares
UBS Securities LLC……………………………………………...
JMP Securities, LLC……………………………………………...
Bank of Montreal Capital Markets Corp. ………………………..
Ferris Baker Watts, Inc. ………………………………………….
Maxim Group, LLC………………………………………………
Stanford Group Company………………………………………...

Total…………………………………………………………..

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SCHEDULE B

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EXHIBIT A

A-1

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EXHIBIT B-1

OFFICERS’ CERTIFICATE

Chad Brownstein, Chief Executive Officer and President and Steven Schneider, Chief Financial Officer and Chief Compliance Officer of MediaTech Investment Corp., a Maryland corporation (the “Company”), on behalf of the Company, pursuant to Section 7(g) of the Underwriting Agreement, dated ___________, 20__ (the “Underwriting Agreement”) among the Company, MediaTech Investment Management, LLC, and, on behalf of the several Underwriters named therein, UBS Securities LLC, each hereby certifies solely in his capacity as an officer of the Company that, to the best of his knowledge, after reasonable investigation:

1.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

2.	The Company has performed all of its obligations under the Underwriting Agreement as are required to be performed at or before the date hereof.

3.	The conditions set forth in Section 7(f) of the Underwriting Agreement have been met.

4.
Between the time of execution of the Underwriting Agreement and the date hereof, no Pre-Pricing Prospectus, Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, were filed to which the Underwriters objected in writing; and all requests for additional information on the part of the Commission have been complied with to the Underwriters’ satisfaction.

5.
Between the time of execution of the Underwriting Agreement and the date hereof, no Material Adverse Effect has occurred which would make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

6.
The financial statements and other financial information included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement the Pre-Pricing Prospectus and the Prospectus.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

B-1-1

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands.

Dated: __________, 2007

By:
Name: Chad Brownstein
Title: Chief Executive Officer and President

By:
Name: Steven Schneider
Title: Chief Financial Officer and Chief Compliance Officer

B-1-2

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EXHIBIT B-2

OFFICERS’ CERTIFICATE

Chad Brownstein, Managing Partner, and Steven Schneider, Chief Financial Officer and Chief Compliance Officer of MediaTech Investment Management, LLC, a Delaware limited liability corporation (the “Adviser”), on behalf of the Adviser, pursuant to Section 7(g) of the Underwriting Agreement, dated ___________, 20__ (the “Underwriting Agreement”) among MediaTech Investment Corp., the Adviser and, on behalf of the several Underwriters named therein, UBS Securities LLC, each hereby certifies solely in his capacity as an officer of the Adviser that, to the best of his knowledge, after reasonable investigation:

1.	The representations and warranties of the Adviser as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

2.	The Adviser has performed all of its obligations under the Underwriting Agreement as are required to be performed at or before the date hereof.

3.
Between the time of execution of the Underwriting Agreement and the date hereof, no Adviser Material Adverse Effect has occurred which would make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands.

Dated: __________, 2007

By:
Name: Chad Brownstein
Title: Chief Executive Officer and President

By:
Name: Steven Schneider
Title: Chief Financial Officer and Chief Compliance Officer

B-2-1

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EXHIBIT C

Lock-Up Agreement

___________ ___, 2007

UBS SECURITIES LLC
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

c/o UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by MediaTech Investment Corp., a Maryland corporation (the “Company”), and you, as representative of the several underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and confirm that he, she or it has been in compliance with the terms of this Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and confirms that it has been in compliance with the terms of this Agreement since the date hereof. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

FINAL DRAFT

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if: (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

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FINAL DRAFT

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: